Exhibit 99.1
SeraCare Life Sciences Awarded Multiple Contracts from the CDC and NIH to Support HIV Research
and the Accuracy of HIV Testing
-Total US Government funded dollars awarded to SeraCare exceeds $35 million over the past two years -
MILFORD, MA, September 29, 2009—SeraCare Life Sciences, Inc. (NASDAQ: SRLS) today announced that the Company has been awarded two new contracts from the Centers for Disease Control (CDC) and the National Institutes of Health (NIH) and that a third existing contract has been expanded by the NIH to support federally-funded HIV research and testing. These contracts represent a combined $10.8 million in new funding if all options are exercised over the life of the contracts.
“The government sector is an important customer of our services business and these recent awards demonstrate SeraCare’s fundamental role in the support of government-sponsored research projects and, specifically, our leadership position in providing the highest quality services in support of HIV research and testing,” said Susan Vogt, President and Chief Executive Officer of SeraCare Life Sciences. “Moreover, we believe these types of projects may increase given the influx of federal stimulus dollars for government sponsored research.”
Under a new contract awarded by the Centers for Disease Control (CDC) as part of the CDC’s HIV-1 Rapid Test Proficiency Program, SeraCare will support efforts to ensure that laboratories performing HIV-1 assays are achieving accurate results. The Company will provide well characterized HIV-1 positive and negative plasma and will test, dispense and distribute panels to approximately 650 laboratories participating in this performance evaluation program, which is used as a self-assessment tool for facilities performing HIV-1 rapid testing. The five-year contract is valued at over $3.6 million if all options are exercised by the CDC.
Under a second new contract awarded by PPD, Inc. to support the NIH’s Division for HIV Clinical Research Support Services, SeraCare will collect, characterize, assemble and distribute a comprehensive panel of current worldwide HIV strains. These efforts are designed to establish a standardized set of viral reagents to help monitor and update blood screening and diagnostic assays—activities that play a critical role in insuring that the world’s blood supply is safe—and to assist in the development of vaccines for HIV. The 15 month contract is valued at $2 million.

Under an expanded, existing contract with the NIH to support the National Heart, Lung, and Blood Institute Biologic Specimen Repository, Contract #N01-HB-87144, SeraCare will support the growth of the repository and quality control the historic AIDS and AIDS-related studies in the collection in preparation for anticipated broader use. The $5.2 million expansion increases the remaining value of the contract over the next two years to $6.3 million.
About SeraCare Life Sciences:
SeraCare serves the global life sciences industry by providing vital products and services to facilitate the discovery, validation and production of human diagnostics and therapeutics. SeraCare’s innovative portfolio includes diagnostic controls, plasma-derived reagents and molecular biomarkers, biobanking and contract research services. SeraCare’s quality systems, scientific expertise and state-of-the-art facilities support its customers in meeting the stringent requirements of the highly regulated life sciences industry.
Forward-Looking Statements:
This press release contains disclosures that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about SeraCare Life Sciences, Inc. All statements regarding our expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budget, projected costs or cost savings, capital expenditures, competitive positions, growth opportunities for existing products or products under development, plans and objectives of management for future operations and markets for stock are forward-looking statements. In addition, forward-looking statements include statements in which we use words such as “expect,” “believe,” “anticipate,” “intend,” or similar expressions. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, we cannot assure you that these expectations will prove to have been correct, and actual results may differ materially from those reflected in the forward-looking statements. Factors that could cause our actual results to differ from the expectations reflected in the forward-looking statements in this press release include, but are not limited to, failure to maintain proper inventory levels, availability of financing, covenant limitations in our existing credit facility, reductions or terminations of government or other contracts, interruption in our supply of products or raw materials, actions of SeraCare’s competitors and changes in the regulatory environment. Many of these factors are beyond our ability to control or predict.
Contact Information:
SeraCare Life Sciences, Inc.
Gregory A. Gould, 508-244-6400
Chief Financial Officer
or
MacDougall Biomedical Communications
Sarah Cavanaugh, 781-235-3060
Investor Relations